Exhibit 3.57

CERTIFICATE OF FORMATION

OF

DUNC, LLC

ARTICLE I

The name of the Company shall be DUNC, LLC.

ARTICLE II

REGISTERED OFFICE, REGISTERED AGENT

The registered office of the Company shall be: c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The initial registered agent of the Company shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  Either the registered officer or the registered agent may be changed in the manner provided by law.

ARTICLE III

PERIOD OF DURATION

The Company shall exist from and after the date of filing of this Certificate of .Formation with the Secretary of State of the State of Delaware until dissolved according to law or by the terms of the Limited Liability Company Agreement of the Company.

ARTICLE IV

PURPOSE

The purpose of this Company shall be to engage in any lawful act or activity for which limited liability companies may be organized and formed under the Act.

ARTICLE V

MEMBERS

The initial members of the Company shall be Continental Airlines, Inc., Delta Air Lines, Inc., Northwest Airlines, Inc. and United Air Lines, Inc.

ARTICLE VI

AMENDMENTS

The Company reserves the right to amend its Certificate of Formation from time to time in accordance with the Act.

The undersigned hereby certify, make and acknowledge this Certificate of Formation on this 24th day of February, 2000.

CONTINENTAL AIRLINES, INC.

By:	/s/ Jennifer Vogel
Name: Jennifer Vogel
Title: Vice President

DELTA AIR LINES, INC.

By:	/s/ Vincent B. Caminiti
Name: Vincent B. Caminiti
Title: Senior Vice President - Sales and Distribution

NORTHWEST AIRLINES, INC.

By:	/s/ A.M. Lenya
Name: A.M. Lenya
Title: Vice President of Distribution Planning

UNITED AIR LINES, INC.

By:	/s/ Douglas A. Hacker
Name: Douglas A. Hacker
Title: Executive Vice President and Chief Financial Officer

CERTIFICATE OF AMENDMENT

Pursuant to Section 18-202 of the
Limited Liability Company Act

1.             The name of the limited liability company is DUNC, LLC.

2.             The Certificate of Formation is hereby amended to change the name of the limited liability company to Orbitz, LLC.

3.             Accordingly, Article 1 of the Certificate of Formation shall, as amended, read as follows:

“1.  The name of the limited liability company is Orbitz, LLC.”

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 17th day of July, 2000.

DUNC, LLC

By:	/s/ Alex Zoghlin
Name: Alex Zoghlin
Title: Authorized Person

Certificate of Amendment to Certificate of Formation

of

ORBITZ, LLC

It is hereby certified that:

1.             The name of the limited liability company (hereinafter called the “limited liability company”) is:

ORBITZ, LLC

2.             The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on May 10, 2005

/s/ Lynn Feldman
Name: Lynn Feldman
Title: Authorized Person